SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEGON N.V.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AEGONplein 50, PO Box 85, 2501 CB The Hague, The Netherlands

+31-70-344-3210

(Address and telephone number

 of Registrant’s principal execute offices)

Craig D. Vermie, Esq.
AEGON USA, LLC
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499
(319) 355-8511
(Name, address and telephone number of agent for service)

Copies of all communications to:

A. Peter Harwich, Esq.

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 610-6300

EXPLANATORY NOTE

On December 2, 2008, AEGON N.V. (the “Registrant”) filed a Registration Statement on Form F-3 (Registration No. 333-155857) (the “Registration Statement”), which registered 7,133,811 shares of the Registrant’s common stock, par value EUR 0.12 per share (the “Common Stock”), for issuance under the AEGON USA Producers’ Stock Purchase Plan (the “Plan”).

In connection with the Plan, 5,136,824 of the 7,133,811 shares of Common Stock (the “Unsold Common Stock”) that were originally registered under the Registration Statement will be offered and sold pursuant to a newly filed registration statement on Form F-3 (the “New Registration Statement”).  Therefore, the Registrant is filing this post-effective amendment to deregister the Unsold Common Stock that was registered under the Registration Statement.

The New Registration Statement re-registers the Unsold Common Stock pursuant to Rule 415(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, AEGON N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands, on this 30th day of November, 2011.

AEGON N.V.

By:	/s/ A.R. WYNAENDTS
	Name:	A.R. Wynaendts
	Title:	Chief Executive Officer and Chairman of the Executive Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons (who comprise a majority of the Executive and Supervisory Boards) in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer and Chairman of the Executive Board (Principal Executive Officer)
/s/ A.R. WYNAENDTS		November 30, 2011
A.R. WYNAENDTS

Member of the Executive Board and
/s/ J.J. NOOITGEDAGT	Chief Financial Officer (Principal	November 30, 2011
J.J. NOOITGEDAGT	Financial Officer and Principal
Accounting Officer)

/s/ R.J. ROUTS	Chairman of the Supervisory Board	November 21, 2011
R.J. ROUTS

/s/ I.W. BAILEY, II	Vice-Chairman of the Supervisory Board	November 21, 2011
I.W. BAILEY, II

/s/ A. BURGMANS	Supervisory Board Member	November 30, 2011
A. BURGMANS

/s/ S. LEVY	Supervisory Board Member	November 21, 2011
S. LEVY

/s/ K.M.H. PEIJS	Supervisory Board Member	November 25, 2011
K.M.H. PEIJS

/s/ K.J. STORM	Supervisory Board Member	November 22, 2011
K.J. STORM

/s/ B. VAN DER VEER	Supervisory Board Member	November 30, 2011
B. VAN DER VEER

/s/ L.M. VAN WIJK	Supervisory Board Member	November 28, 2011
L.M. VAN WIJK

Signature	Title	Date
/s/ D.P.M. VERBEEK	Supervisory Board Member	November 28, 2011
D.P.M. VERBEEK

/s/ C.D. VERMIE	Authorized U.S. Representative	November 30, 2011
C.D. VERMIE